UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2016

HCi Viocare
Exact name of registrant as specified in its charter

Nevada	000-53089	30-0428006
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kintyre House, 209 Govan Road, Glasgow, Scotland	G51 1 HJ
(Address of principal executive offices)	(Zip Code)

+44 141 3700321
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Directors

On September 15, 2016, the Company appointed Mr. Nikolaos Kardaras as Director of its subsidiary HCi Viocare Clinics UK Ltd.

On December 20, 2016, the Company appointed Mr. Brian Maguire as Director of its subsidiary HCi Viocare Clinics UK Ltd.

Compensatory Arrangements of Certain Officers

On March 1, 2017 the Company approved a one-year extension to the consulting agreement (the "Agreement") between the Company and its Vice - President, Sergios Katsaros, originally entered into on September 1, 2015 and filed on Form 8-K the Securities and Exchange Commission as of September 10, 2015.

The revision to the Agreement ("Addendum No. 2") has a term of one year, being effective as of March 1, 2017, and ending on February 28, 2018, renewable for such further term as may be mutually agreed between the parties. All other terms and conditions remain valid and in force.

A copy of Addendum No. 1 is filed as Exhibit 10.1 to this Current Report on Form 8-K.

SECTION 9.   FINANCIAL STATEMENTS AND EXHIBITS

9.01 Financial Statements and Exhibits

 (d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Addendum No. 2 to the consulting agreement between HCi Viocare and Sergios Katsaros, dated March 1, 2017	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HCi Viocare

Dated: March 10, 2017	By:	/s/ Sotirios Leontaritis
	Name:	Sotirios Leontaritis
	Title:	President, Treasurer, CEO, and Director